Exhibit 11



              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                                               Years Ended December 31,
                                                               ------------------------
                                                                2001               2000
                                                                ----               ----
Weighted average shares of common stock
  outstanding during the year                                1,901,027          1,900,000

Shares of common stock issuable in connection
  with assumed exercise of options under the
  treasury stock method                                              -              6,607
                                                             ---------          ---------

Total                                                        1,901,027          1,906,607
                                                             =========          =========

Net income (loss)                                      $       (93,687)   $       549,960
                                                             ==========        ==========

Per share amount - basic                               $       (0.05)     $        0.29

Per share amount - diluted                             $       (0.05)     $        0.29



                                                             Six Months Ended June 30,
                                                             -------------------------
                                                               2002               2001
                                                               ----               ----

Weighted average shares of common stock
  outstanding during the period                              2,483,333          1,900,000

Shares of common stock issuable in connection
  with assumed exercise of options under the
  treasury stock method                                         52,456              7,775
                                                             ---------          ---------

Total                                                        2,535,789          1,907,775
                                                             =========          =========

Net income                                             $       183,452             64,579
                                                             =========          =========

Per share amount - basic                               $        0.07      $        0.03

Per share amount - diluted                             $        0.07      $        0.03